                                                                   EXHIBIT 10.15

                        AGREEMENT REGARDING CONDITIONAL

                              EXERCISE OF WARRANT


     This Agreement Regarding Conditional Exercise of Warrants (the "Agreement") is entered into this ____ day of May, 1999 by and among Efficient Networks, Inc. ("Efficient" or the "Company") and___________________ (the "Investor"), and Wilson Sonsini Goodrich & Rosati, Professional Corporation as escrow agent (the "Escrow Agent").

     Pursuant to a Securities Purchase Agreement dated _________ ___, 1999 (the "Purchase Agreement"), the Company borrowed $___________ from the Investor and, in connection with such loan, issued to the Investor (1) a 10% Subordinated Note due January ___, 2002 (the "Note") and (2) a warrant to purchase ____________ shares of the Company's Series H Preferred Stock at an exercise price of $2.92 per share (the "Warrant").

     Payment of the principal amount and all accrued interest on the Note is due, and the Warrant expires, upon completion by the Company of a public offering of shares of the Company's Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended in which the price per share is at least $5.00 and the aggregate offering proceeds are at least $10 million. A public offering meeting those requirements is referred to as a "Qualified Public Offering."

     The Company has filed a registration statement with the Securities and Exchange Commission for a Qualified Public Offering. In connection with the public offering, the Company and the Investor wish to ensure that the Notes are repaid and that the Warrant is exercised.

     The Investor understands that, upon completion of a Qualified Public Offering, the Series H Preferred Stock that would be issuable upon exercise of the Warrant will automatically convert to Common Stock.

     Based upon and in consideration of the foregoing, the parties hereby agree as follows:

     1. Conditional Exercise of Warrant. The Investor hereby elects to exercise the Warrant in full, conditioned upon completion of a Qualified Public Offering. The Investor hereby tenders the Warrant along with this Agreement. This election to exercise shall become automatically effective immediately prior to the closing of the Qualified Public Offering.

     2. Tender of Exercise Price. In payment of the aggregate exercise price under the Warrant, the Investor hereby tenders the Note for cancellation. The Note shall be cancelled concurrently with the automatic exercise of the Warrant as provided in Section 1.

     3. Issuance of Common Stock. Promptly following completion of the Qualified Public Offering, the Company will cause a certificate representing that number of shares of Common Stock as would have been issued had the Warrant been exercised to purchase an aggregate of __________ shares of Series H Preferred Stock. The certificate representing the Common Stock will bear the legends referred to in the Purchase Agreement.

     4. Payment of Interest. Promptly following cancellation of the Note, the Company will pay to the Investor any interest accrued on the Note up to the date of cancellation.

     5. Escrow of Note and Warrant. In order to ensure faithful exercise of the Warrant and cancellation of the Note as provided herein, the Investor agrees to tender the Note and Warrant to the Escrow Agent. Immediately prior to completion of a Qualified Public Offering and without further instruction or authorization from any party, the Escrow Agent shall (1) take appropriate actions to record the full exercise of the Warrant and (2) mark the Note cancelled. Notwithstanding that the Escrow Agent is holding the Note, any interest payments, notices or the like relating thereto shall continue to be sent directly to the Investor as provided in the Purchase Agreement.

     6. Right to Exercise Not Limited. Nothing in this Agreement is intended to limit the Investor's right to exercise the Warrant. In the event that Investor wishes to exercise the Warrant outside of this Agreement, Investor should so notify the Company and Wilson Sonsini Goodrich & Rosati, P.C., and arrangements will be made to effect such exercise.

     7. Expiration of Agreement. This Agreement will become void if a Qualified Public Offering has not been consummated on or before December 31, 1999. In the event that this Agreement expires, Wilson Sonsini Goodrich & Rosati, P.C. will promptly return the original Note and Warrant to the Investor.

     8. Notices. Notices shall be sent to a party at the address set forth below their signature below, or at such other address as a party may indicate to the other parties in writing.

     The parties have executed this Agreement as of the date set forth above.


Company                                 Investor
Efficient Networks, Inc.
                                        ---------------------------------------

By:                                     By:
    ---------------------------------       -----------------------------------
4201 Spring Valley Road, Ste. 1200      Address:
Dallas, Texas 75244                              ------------------------------

                                                 ------------------------------
Attn:   President                       Attn:
                                                 ------------------------------

Escrow Agent
Wilson Sonsini Goodrich & Rosati, P.C.

By:
    ---------------------------------
650 Page Mill Road
Palo Alto, CA 94304
Attn: Kenneth M. Siegel

                                      -2-